BELL, BOYD & LLOYD
                           Three First National Plaza
                       70 West Madison Street, Suite 3300
                          Chicago, Illinois 60602-4207

                                  312 372 1121
                                Fax: 312 372 2098




         As counsel for Papp Focus Fund, Inc. (the "Fund"), we consent to the incorporation by reference of our opinion dated February 23, 1998 as an exhibit to pre-effective amendment no. 1 to the registration statement of the Fund, no. 333-43945 on Form N-1A. In giving this consent we do not admit that we are in the category of persons whose consent is required under section 7 of the Act.



March 1, 1999

                                                         /s/  Bell, Boyd & Lloyd